Exhibit 10.10

DEBENTURE

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF (“SECURITIES”) HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THIS DEBENTURE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN CAPITAL ART, INC. AND THE HOLDER HEREOF AND DATED AS OF EVEN DATE HEREWITH.

US $_________

CAPITAL ART, INC.

10% CONVERTIBLE DEBENTURE DUE DECEMBER 31st, 2015

FOR VALUE RECEIVED, between CAPITAL ART, INC., a Delaware corporation (the "Company") promises to pay to _______________________, the registered holder hereof (the "Holder"), the principal sum of _________________ Dollars (US $_________) on December 31st, 2015 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears (i) prior to the Maturity Date, quarterly, on the last day of March, June, September and December of each year, (ii) upon conversion as provided herein or (iii) on the Maturity Date, at the rate of ten percent (10%) per annum accruing from ____,  __________, 2012, the date of the issuance of this Debenture (the “Issuance Date”). Accrual of interest shall commence on the first such business day to occur after the Issuance Date and shall continue to accrue on basis of a 365-day year for actual days elapsed until payment in full of the principal sum has been made or duly provided for, or the full amount of the principal has been converted and there is no remaining principal balance to be paid. The Holder understands and acknowledges that this Debenture is one in a series of up to $1,000,000 (no minimum) of Debentures being sold by the Company on the terms set forth herein.

This Debenture is subject to the following additional provisions:

1. The Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

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3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation, including but not limited to legal opinions, that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.     A. Optional Conversion. At any time from the Issuance Date through the Maturity Date, the Holder may opt to convert all or any portion of the principal balance of the Debenture into shares of Common Stock of the Company, $0.0001 par value per share ("Common Stock") by submitting the original Debenture for cancellation on the books and records of the Company together with a Notice of Conversion in the form annexed hereto as Exhibit A (the “Notice of Conversion”) setting forth the amount of principal being converted. Upon submission of the original Debenture and demand for conversion by the Holder, the Company shall issue shares of its Common Stock to Holder at a rate of $0.80 per share (the "Conversion Rate").

B. Automatic Conversion/Early Repayment. On the condition that the Company is not then in default hereunder, any portion of the principal balance of the Debentures not previously converted as of the Maturity Date shall be deemed to be automatically converted on the Maturity Date, and, upon delivery of certificates representing Common Stock issued upon such conversion to the Holder, the Debenture shall terminate and, with the exception of accrued but unpaid interest, the Company shall have no further obligation to repay the Debenture. Upon receipt of certificates representing the Common Stock issued to the Holder upon such automatic conversion, the Holder shall deliver the terminated Debenture to the Company for cancellation; provided, however, that failure of the Holder to deliver the original Debenture to the Company shall have no effect on the termination of the Debenture. The company at its sole option can force conversion if the shares trade at or above $3.00 on any trading day. The company at its sole discretion can also opt to repay the debenture at which time the principle amount, a 10% prepayment penalty and all accrued interest is due to the Debenture holder.

C. The Company shall, at its expense, take all actions and use all means necessary and diligent to transmit the certificates representing the Common Stock issuable upon conversion of the Debenture to the Holder via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the original Debenture and the Notice of Conversion, or the Maturity Date in the case of automatic conversion. In the event of a partial conversion of this Debenture under subsection A above, the Company shall also deliver a new Debenture to the Holder in an amount equal to the principal balance less the amount converted under the Notice of Conversion. The maturity date of any such Debenture reissued shall be the same as the Maturity Date. In no event will fractional shares be issued on any conversion. In lieu of any fraction of a share, the Company shall deliver its check for the dollar amount of the less than full share remainder.

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5. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may but is not required to prepay all outstanding principal and accrued interest on this Debenture by paying the Redemption Amount contemplated by Section 5 hereof, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate. If the Company determines not to prepay all outstanding principal and accrued interest on this Debenture, lawful and adequate provision shall be made whereby the Holder of this Debenture shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Debenture, in lieu of the shares of common stock of the Company theretofore purchasable upon conversion of this Debenture, an equal number of shares of stock of the surviving corporation in such consolidation or merger, at the same price per share, regardless of the market value of such shares, and upon the same terms as would apply upon the conversion of this Debenture had such consolidation or merger not taken place. Notwithstanding anything which may be or appear to be to the contrary herein, Holder shall have no right to approve or disapprove any merger or proposed merger of Company.

6. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Debentures, such number of shares of Common Stock as shall then be issuable upon the conversion of all of the outstanding Debentures. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

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7. The Company may deem and treat any person in whose name this Debenture is registered on its records as the absolute owner of this Debenture for the purpose of making payments and giving notices hereunder, and for all other purposes. The Company shall not be affected by any notice to the contrary. A Holder of this Debenture, or such person’s address of record, may be changed only upon prior written notice to the Company and a showing of compliance with Section 11 below. The Company shall reflect any such change no later than ten (10) business days after its receipt of such written notice and showing of compliance with Section 11, whichever is the last to occur.

8. This Debenture constitutes an unsecured, general obligation of the Company. The payment of any amounts owing on this Debenture shall be pari passu in right of payment to the payment in full of all other unsecured debt of the Company, whether outstanding on the Issuance Date or thereafter created, incurred or guaranteed.

9. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

10. The Holder may transfer this Debenture, or any interest therein, only in the event that either (i) all the Debentures are registered under the Securities Act of 1933, or (ii) there exists an exemption from registration under federal or applicable state securities laws for such transaction. In the event Holder asserts such an exemption, the Company may request an opinion of legal counsel at the expense of Holder. This Debenture may be transferred only on the records of the Company upon written request to transfer in the form specified by the Company, delivered to the Company at its principal business offices, together with this facsimile of the Debenture. Transfer of the Debenture or any interest therein may be denied by the Company if, in its sole discretion, it determines the foregoing restrictions on transfer have not been satisfied.

11. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Debenture, and of indemnity satisfactory to it, and upon reimbursement to the Company of all expenses incidental thereto, and upon surrender and cancellation of any such Debenture if mutilated, the Company will make and deliver a new Debenture of like tenor in lieu of any such Debenture so lost, stolen, destroyed, or mutilated. Any new Debenture made and delivered in accordance with the provisions of this Section 12 shall be dated as of the date from which unpaid interest has then accrued on the Debenture so lost, stolen, destroyed, or mutilated.

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12. This Debenture may be amended or supplemented only by a writing signed by the Company and the Holder.

13. This Debenture and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

14. In case any provision of this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15. The terms and conditions hereof shall be binding upon the Holder, its heirs, assigns and successors in interest to the same extent and in the same manner as the terms and conditions are binding on all Holders.

16. Should a dispute arise from this Debenture, the parties agree that the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties their costs, including reasonable attorneys’ fees and expert witness fees.

17. The following shall constitute an "Event of Default":

a.       The Company shall default in the payment of principal or interest on this Debenture and same shall continue uncured for a period of thirty (30) business days after its receipt of written notice thereof; or

b.       The Company fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, and any such failure shall continue uncured for five (5) business days; or

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c.       The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of this Debenture and such failure shall continue uncured for a period of twenty (20) days after written notice from the Holder of such failure; or

d.       The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

e.       A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

f.       Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and custody or control is not reacquired by the Company within sixty (60) days thereafter; or

g.       Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

h.       Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

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Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, at its option, consider this Debenture immediately due and payable in cash (and not by conversion into Common Stock), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein, or any other rights or remedies afforded by law.

18. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

19. Time is of the essence as to the performance of each and every obligation of the Company and Holder pursuant to this Debenture.

20.       A. On the conditions that the Company (i) is not in default under this Debenture (and no event has occurred that would ripen into a default with the passage of time), and (ii) has previously honored all prior Redemption Notices, the Company may, at its option, repay, in whole or in part, the then outstanding principal balance of this Debenture on the Redemption Date (defined below) set by the Redemption Notice (after deducting the principal subject to outstanding Conversion Notices) at the Redemption Price (as defined below). This Debenture is redeemable, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the Holder via facsimile at its address set forth herein or on the Company’s Debenture Register between the hours of 6:30 a.m. and 3:00 p.m. Pacific Time (the "REDEMPTION NOTICE DATE"). Within ten (10) business days after the Redemption Notice Date, the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the Holder (such date of payment referred to as the "REDEMPTION DATE”).

B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to 110% of the outstanding principal balance of the Debenture. The debenture owner will have the right at such time to convert the outstanding amount into common shares of the Company at $0.80 per share provided that the Notice of Conversion must be received within five (5) business days following the Redemption Notice Date.

C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement of or reference to the conversion right set forth herein, and (iv) confirmation that the Company has the full Redemption Price reserved. The notice shall specify the principal balance hereof to be redeemed. If the Company fails to comply with the redemption provisions set forth herein by the Redemption Date, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice.

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(a)  the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

(b)  immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution specifically allotted for such redemption; or

(c)  combination of the items set forth in (i) and (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: as of ___, ___________, 2012.

CAPITAL ART, INC., a Delaware Corporation

By: ____________________

(Print Name)

(Title)

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No.  ___ into Shares of Common Stock of CAPITAL ART, INC., a Delaware corporation (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*

____________________

Applicable Conversion Price

$0.80

Signature

____________________

          [Name]

Address:

_________________

_________________

* This original Debenture must be received by the Company by the third business day following the Conversion Date.

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